Exhibit 99.1

Einstein Noah Restaurant Group Inc. Provides Update on Strategic Alternatives

Provides Financial Outlook for the Third Quarter of 2012

LAKEWOOD, Colo.--(BUSINESS WIRE)--October 16, 2012--Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah's New York Bagels®, and Manhattan Bagel® brands, today announced that, in addition to continuing to explore a possible business combination or sale of the Company, its Board of Directors is considering a possible recapitalization of the Company, which may include payment of a special dividend, as part of its continuing review of strategic alternatives to maximize value to all shareholders In anticipation of meetings with possible investors, the Company is providing a financial outlook for the third quarter of 2012, which ended on October 2, 2012.

The possible recapitalization of the Company may include a new Senior Credit Facility consisting of a Term Loan and a Revolver. Credit Suisse LLC has been engaged as the administrative agent for the Term Loan, joint-lead arranger, and joint-bookrunner. KeyBanc Capital Markets Inc. has been engaged as the administrative agent for the Revolver, will serve as the syndication agent, and will act as joint-lead arranger and joint-bookrunner.

As previously announced, Piper Jaffray continues to serve as the Company’s financial advisor and Bryan Cave HRO continues to serve as the Company’s legal advisor in connection with the strategic alternatives review.

Jeff O’Neill, President and Chief Executive Officer, said, “We are pleased with our achievements to date in executing our asset-light expansion strategy, extending our positive comparable sales momentum to six consecutive quarters, and cash flow improvements through our comprehensive cost savings initiatives. We believe that our financial discipline and cash flow generation capabilities support our ability to access the capital markets on favorable terms.”

Third Quarter 2012 Financial Outlook

The Company also provided a financial outlook for the third quarter ended October 2, 2012. Although the Company is currently in the process of preparing its financial statements for the third quarter and completing its financial reporting process, it expects total revenues to be approximately $105.5 million, including system-wide comparable store sales of approximately +0.2%. Net income is expected to grow more than 20% when compared to the prior year, to approximately $3.4 million including approximately $250,000 of pre-tax expenses related to the strategic alternatives review process. This compares to total revenues of $103.5 million, including system-wide comparable store sales of +1.0%, and net income of $2.8 million, in the third quarter of 2011. Adjusted EBITDA is expected to be approximately $11.7 million for the third quarter of 2012, up 13.6% from $10.3 million for the third quarter of 2011.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates and licenses locations primarily under the Einstein Bros.® and Noah's New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The Company's retail system consists of over 790 restaurants in 39 states and the District of Columbia. It also operates a dough production facility. The Company's stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements which are not historical facts are intended to identify forward-looking statements. Words such as “expects”, “intends”, “plans”. “possible”, “estimate”, “believes” and similar expressions are used to identify forward-looking statements. In particular, statements about any potential declaration and payment of a special cash dividend and consummation of a new senior credit facility are forward-looking statements and may not occur. Forward-looking statements are not guarantees of future results and involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, (i) the ability of the Company to refinance its current senior credit facility, (ii) the state of capital markets, (iii) general economic conditions; (iv) the results for the 2012 third quarter are not necessarily indicative of future results; (v) the Company’s ability to improve transactions and its long-term growth are dependent upon consumer acceptance of its products and marketing initiatives, general economic and market conditions, among other factors; and (vi) the Company’s ability to build brand equity and create long-term value for its shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company's SEC filings, including under the section heading “Risk Factors” in our annual report on Form 10-K. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements.

Use of Non-GAAP Financial Information

In addition to the financial outlook reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including earnings before interest, taxes, depreciation, amortization, restructuring expenses and other operating expenses/(income) (“adjusted EBITDA”). Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and the management team. The Company has reconciled the non-GAAP financial information to the nearest GAAP measure.

The Company includes in this document information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude closed locations. When we intend to relocate a restaurant, we consider that restaurant to be temporarily closed for up to twelve months after it ceases operations. If a suitable relocation site has not been identified by the end of twelve months, we consider the restaurant to be permanently closed. Until that time, we include the restaurant in our open store count, but exclude its sales from our comparable store sales. As of October 2, 2012, there are five stores that we intend to relocate, and are thus considered to be temporarily closed.

The Company uses company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.
RECONCILIATION OF PRELIMINARY NET INCOME (UNAUDITED) TO ADJUSTED EBITDA
(in thousands)

	13 weeks ended
	September 27,	October 2,
	2011	2012

Net income (preliminary, unaudited)	$2,835	$3,400
Adjustments to net income:
Interest expense, net	772	750
Provision for income taxes	1,647	2,200
Depreciation and amortization	4,836	5,000
Restructuring expenses	121	-
Strategic alternative expenses	-	250
Other operating expense (income), net	47	50

Adjusted EBITDA	$10,258	$11,650

CONTACT:
Investor Relations:
Raphael Gross, 203-682-8253
rgross@icrinc.com
or
Media Relations:
Liz Brady DiTrapano, 646-277-1226
lbrady@icrinc.com